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                                                                  Exhibit 4.33


                          CONSTRUCTION LOAN AGREEMENT

                                    BETWEEN

                        TESORO ALASKA PETROLEUM COMPANY
                             A DELAWARE CORPORATION
                                    BORROWER

                                      AND


                            NATIONAL BANK OF ALASKA

                                      BANK

                                  MAY 26, 1994
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                               TABLE OF CONTENTS

Preamble


ARTICLE I. CONSTRUCTION AND COMPLETION OF IMPROVEMENTS
      1.1. Construction
      1.2. Changes in Plans
      1.3. Lists of Contractors
      1.4. Purchase of Materials Under Security Agreements
      1.5. Compliance with Applicable Laws
      1.6. Inspection
      1.7. Protection Against Lien Claims
      1.8. Workers' Compensation Insurance; Other

ARTICLE II. LOAN ADVANCES
      2.1. Representation of Borrower
      2.2. Advances
      2.3. Review of Documents
      2.4. Requests for Advances

ARTICLE III. CONDITIONS TO AND APPLICATION OF DISBURSEMENTS
      3.1. Conditions to First Advance
      3.2. Conditions to Each Advance
      3.3. Application of Advance
      3.4. Final Advance

ARTICLE IV. DEFAULT AND REMEDIES
      4.1. Events of Default
      4.2. Stoppage of Construction by Bank
      4.3. Remedies of Bank Cumulative
      4.4. Right to Contest

ARTICLE V. MISCELLANEOUS
      5.1. No Waiver
      5.2. No Third Parties Benefitted
      5.3. Notices
      5.4. Authority to File Notices
      5.5. Actions
      5.6. Commissions and Brokerage Fees
      5.7. Signs
      5.8. Bank's Costs and Expenses
      5.9. Successors and Assigns
      5.10.Time
      5.11.Execution in Counterparts

ARTICLE VI. ADDITIONAL REQUIREMENTS - DISBURSEMENTS
      6.1. Construction Contracts



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      6.2. Casualty: Restoration.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BORROWER
             TRUST FUND

      7.1. Through 7.4 Representations enumerated

ARTICLE VIII. CHOICE OF LAW, FORUM SELECTION
      8.1

Signatures


                                    EXHIBITS


                          A.      Identification of Plans and Specifications
                                  (Preamble)

                          B.      Form of Waiver of Lien Rights (Section 1.3)

                          C. Form of Borrower's Certificate for Advances (Section 2.4)

                          D.      Form of Assignment of Contract





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        AGREEMENT ("Agreement") made this 26th day of May, 1994, between TESORO
ALASKA PETROLEUM COMPANY, a Delaware corporation ("Borrower"), and NATIONAL
BANK OF ALASKA ("Bank"). Borrower is the owner of the real property described on Exhibit C to a Loan Agreement between Borrower and the Bank dated this date ("Loan Agreement").


        Borrower proposes to construct upon the Property in accordance with the plans and specifications more particularly identified in Exhibit "A" attached hereto and incorporated herein by reference as may be amended from time to time with the consent of Bank ("Plans"), the construction contract with Litwin Engineers & Constructors, Inc. ("Contractor"), a copy of which has been provided to the Bank ("Construction Contract") and a budget prepared by Borrower attached to the Construction Contract ("Construction Budget").

        Borrower wishes to borrow from the Bank, and the Bank desires to loan to Borrower, a sum not to exceed $15,000,000 pursuant to the Loan Agreement to be used by Borrower for the purpose of constructing the Vacuum Unit.

        Terms not defined herein have the same meaning as defined in the Loan Agreement.

        The Loans are further evidenced by the Note and Security Agreements including a Deed of Trust ("Deed of Trust"), which Deed of Trust, subject to liens permitted in the Loan Agreement, is to be a first lien upon the Property.

        As further consideration for making the Loans, Borrower and the Bank desires to enter into various covenants to assure completion of the Vacuum Unit in accordance with the Plans.

        NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, and in further consideration for the making of the Loan, the parties hereto




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agree as follows:


                                   ARTICLE I

                  CONSTRUCTION AND COMPLETION OF IMPROVEMENTS

1.1. CONSTRUCTION.

        Borrower shall diligently proceed with construction and completion of the Vacuum Unit in accordance with the Plans. The Vacuum Unit shall be completed on or before March 31, 1995, unless Bank consents in writing to extend such completion date. Borrower shall timely record a Notice of Completion as contemplated by A.S. 34.35.071, and five (5) days before such recordation, give notice to all claimants entitled to notice under A.S. 34. 35.071.

1.2. CHANGES IN PLANS.

        There shall be no changes, modifications or field change orders in the Construction Contract, Construction Budget and Plans without the prior written consent of Bank, provided, however, changes, modifications or field change orders that do not (i) increase the cost of the project by more than $500,000 for any one change, modification or field change order, or (ii) result in the aggregate of such changes, modifications and field change orders costing in excess of $2,500,000 excluding any amounts designated in the Construction Budget as a contingency may be effected or made by Borrower without the prior written consent of Bank. Regardless of the cost involved, Borrower shall promptly provide a change order log or copies of each change order to Bank upon request. A change order must identify all parties involved in the change order and define the responsibilities of each.

1.3. LISTS OF CONTRACTORS.

        Borrower shall cause the Contractor to furnish to Bank from time to time, at Bank's request, after the execution of this Agreement, copies of all unpriced purchase orders for materials, supplies and engineered equipment. In addition, Borrower will supply, at Bank's request, names of subcontractors, including their respective addresses and telephone numbers. Included with the list of the subcontractors will be a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of the materials vendors if known, the approximate




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dollar value of all such anticipated expenditures.  Bank shall have the right to make direct contact with each subcontractor and materialmen to verify the facts disclosed by said contract and correspondence or for any other purpose. For work completed on the project, Borrower shall obtain lien waivers for payments made to date (the form of which is attached hereto as Exhibit "B").

1.4. PURCHASE OF MATERIALS UNDER SECURITY AGREEMENTS.

        No materials, fixtures or any other part of the improvements shall be purchased or installed under security agreements or other arrangements wherein the seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation in the work of construction, unless authorized by Bank in writing.

1.5. COMPLIANCE WITH APPLICABLE LAWS.

        All work in connection with construction of the Vacuum Unit shall be performed in compliance with all applicable laws, ordinances, rules and regulations of federal, state, borough or municipal governments or agencies now in force or that may be enacted hereafter, and in compliance with all directions, rules and regulations of the fire marshall, health officer, building inspector or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction.

1.6. INSPECTION.

        The Bank, through its officers, agents or employees, shall have the right at all reasonable times:

                (a) to enter upon the Property, and inspect the Vacuum Unit and the work of construction to determine that the same is in conformity with the Plans and all of the requirements hereof; and

                (b) to examine the books, records, accounting data and other documents of Borrower pertaining to construction of the improvements and to make extracts therefrom or copies thereof. Said books, records and documents shall be made available to the Bank, its officers, agents or employees promptly upon written demand therefor.

        It is expressly understood and agreed, however, that the Bank is under no duty to supervise the work of




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construction or inspect the work in process or Borrower's books and that any such inspection is for the sole purpose of preserving Bank's rights hereunder. No such inspection on the part of the Bank shall constitute a representation that there has been or will be compliance with the Plans or that the construction is free from defective materials or workmanship.

1.7. PROTECTION AGAINST LIEN CLAIMS.

        Borrower agrees to fully pay and discharge all claims for labor done, materials and services furnished in connection with the construction of the Vacuum Unit excepting such as Bank and Borrower may agree should be resisted.

1.8. WORKERS' COMPENSATION INSURANCE: OTHER.

        Borrower shall itself provide the insurance required by the Loan Agreement and will cause to be provided by the Contractor all builders' risk, workers' compensation, public liability, hazard, and other insurance coverages required by (a) applicable law; (b) contemplated under the Construction Contract or (c) reasonably required by Bank.


                                  ARTICLE II

                                LOAN ADVANCES

Representation of Borrower



        Borrower represents that the total of the funds to be advanced hereunder is sufficient to pay the charges and expenses in connection with the Loans and, together with funds provided by Borrower, all of the costs of completing the Vacuum Unit in accordance with the Plans.

2.2. ADVANCES

        Advances shall be disbursed in the following manner except as expressly herein provided:

                (a) Such sums to Bank at such time after execution hereof as the Bank may determine are necessary to pay: Bank fees on each Advance, title insurance premiums, recording charges, other customary loan closing disbursements and Bank's costs as provided in Section 5.8 herein.




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                        (b) As construction progresses, but not more frequently
        than monthly, such sums as are due to the Contractor, from Borrower for construction of the improvements. The periodic contract sum(s) due under the Construction Contract shall be determined by Borrower as evidenced by a certificate(s) furnished to Bank.

                        (c) The balance thereof upon Borrower's Request for Advances pursuant to Section 2.4 hereunder for costs of the Vacuum Unit incurred by Borrower.


2.3. REVIEW OF DOCUMENTS.

        The only consideration passing from the Bank to Borrower is the Loan proceeds. The Bank is not the pay-out agent of Borrower.

        Any review or checking of the Plans, requisitions, invoices, architects' certificates, lien waivers, and the like, in the course of disbursing an Advance is solely for Bank's protection and Borrower has no rights to rely on any procedures required or followed by the Bank.


2.4. REQUESTS FOR ADVANCES.

        To request an Advance, the Borrower shall furnish a statement ("Request for Advance") setting forth the amount sought in such form and manner as Bank may request, including, but not limited to, a trade payment breakdown and an affirmation that all representations herein remain true and correct as of the date thereof, and unless Bank is notified to the contrary prior to disbursement of the requested Advance, will be so on the date thereof. The form for Borrower's Request for Advances is attached hereto as Exhibit C. All Requests for Advances shall be filed with the Bank on or before March 31, 1995.




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                                  ARTICLE III


                         CONDITIONS TO AND APPLICATION

                                OF DISBURSEMENTS



3.1  CONDITIONS TO FIRST ADVANCE.

        Bank shall not be required to make the first Advance hereunder unless

                        (a) the Bank shall have received evidence reasonably satisfactory to it that Borrower shall have received all permits allowing full operation and construction of the Vacuum Unit; and

                        (b) The Construction Contract has been assigned to the Bank in accordance with the assignment, the form of which is attached hereto as Exhibit "D" which is consented to by the Contractor in form and substance acceptable to the Bank.


3.2  CONDITIONS TO EACH ADVANCE.

        The Bank shall not be required to make any Advance unless:

                (a) There exists no Event of Default or Incipient Event of Default or both hereunder or under any Loan Document;

                (b) The representations and warranties contained in this Agreement and the Loan Agreement are true and correct as of the date of the Advance, with the same force and effect as if made on and as of such date.

                (c) The proceeds of such Advance are to be used to finance the construction of the Vacuum Unit.

                (d) Bank, in its sole judgment, shall have determined that the amount of undisbursed Loan proceeds together with funds to be provided by Borrower for construction is sufficient to complete the Vacuum Unit in accordance with the Plans free and clear of all liens.

                (e) On demand by Bank, Borrower has furnished to Bank receipted bills and releases of lien rights covering work




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        done and/or materials furnished in connection with the construction of the Vacuum Unit showing the expenditure of an amount equal to the total amount of Advances, including the then requested payment. Bank is further authorized to require, if it desires, that all the contractors and/or laborers and/or materialmen employed in connection with the construction of the Vacuum Unit shall be paid directly by disbursement upon a form or order approved by Bank.

                (f) Borrower has furnished evidence satisfactory to Bank that the Refinery is in Material compliance with all environmental and other laws as provided in the Loan Agreement.

                (g) Borrower has furnished evidence satisfactory to Bank that no action or threat of action is pending which directly or indirectly asserts that Borrower or the project is in violation of any law, statute, ordinance, regulation or permit, or which asserts that issuance of any necessary permits was or would be invalid, or which seeks to set aside, enjoin, review or otherwise challenge any governmental action relating to the Property or any present or future improvements thereon.

                (h) Title to the Collateral shall be vested in Borrower, with no reservations or encumbrances except those satisfactory to Bank, or permitted under the Loan Agreement.

                (i) The Security Documents shall constitute a valid and enforceable first lien upon the Collateral, except for taxes and assessments not yet due and payable and a lien to the Alaska Industrial Development & Export Authority on pollution control equipment.

                (k) Borrower shall have provided satisfactory evidence to Bank that the insurance coverage required by Bank is in full force and effect with loss payable to the Bank as its interest may appear.

                (l) Not less than thirty (30) calendar days have elapsed since the date of the previous Request for Advance.

                (m) At the time of making application for an Advance, Borrower has given Bank a certificate signed by Borrower and Contractor in a form specified or approved by Bank, certifying the percentage and value of the construction completed, that the aggregate amount of Advances including the amount requested will not exceed 75% of the actual amount expended for construction and that the aggregate amount of






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        Advances, including the amount requested has been or will be matched by funds of the Borrower expended for construction on a ratio of 63% Loan proceeds and 37% Borrower funds.

                (n) At the time of making application for a disbursement, Borrower has given Bank a certificate of an engineer, in form satisfactory to Bank and reviewed by an engineer retained by the Bank or its participant, that the construction is in material conformance with the Plans and Construction Budget and in compliance with all governmental requirements.

                (o) No eminent domain proceedings are pending or threatened affecting the Property.

                (p) Borrower has obtained from the title company an endorsement to the Bank's title policy in form satisfactory to Bank insuring that the Deed of Trust is in a first lien position except as provided in subsection (i) herein.

                (q) The Advance is in accord with the Construction Budget.

                (r) Borrower shall have complied with, satisfied and fulfilled each and every term and condition of this Agreement and the Loan Documents including but not limited to Section 4 of the Loan Agreement and all endorsements thereto, to the date any Advance is to be made.

                (s) Each request with respect to each Advance shall constitute a representation and warranty by Borrower and the Guarantor that the conditions contained in this Section 3.2 have been satisfied.

3.3. APPLICATION OF ADVANCE.

        Bank may require Borrower to take such steps as Bank deems necessary to require proper application of Advances; however, Bank shall have no obligation to see to the proper application of such Advances by Borrower. Advances may be paid to Borrower or order or, at the option of Bank, to the Contractor, materialmen, laborers, or subcontractors engaged in the construction project. The Bank may, at its option, pay amounts due and secured by existing mortgages, deeds of trust and other encumbrances, the cost of clearing title to the Collateral, assessments and taxes but only if delinquent, liens or claims of liens against the Collateral, judgments entered against the Borrower, and any other sums, but only if





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such payment is necessary to place and maintain Bank's security in a first lien position.


3.4.  FINAL ADVANCE.

        In addition to all other conditions to Bank's obligation to make Advances, Bank shall not be obligated to make the final Advance until Bank, in its sole and reasonable judgment, is satisfied that the Vacuum Unit has been completed in a good and workerlike manner in accordance with the Plans approved by Bank and, without limiting the generality of the foregoing, Borrower has furnished in form satisfactory to Bank:

                (a) a survey by a registered land surveyor showing the location of the improvements on the Property in accordance with the Plans, and showing the boundaries of the Property to be free of encroachments;

                (b) such permits of occupancy and operation and final inspections as may be required by public authorities having jurisdiction;

                (c) a detailed list of the fixtures and furnishings installed or to be installed in or used in connection with the Vacuum Unit, which shall in all respects be satisfactory to Bank, together with evidence satisfactory to Bank that the same have been paid for; and

                (d) all lien releases, canceled checks and evidence of payment which are required by this or any other agreement.

                (e) an engineer's certificate that the Vacuum Unit has been completed in accordance with the Plans.

                (f) title endorsement showing the Property free and clear of all liens and encumbrances except the Deed of Trust to the Bank, as satisfactory to Bank and as permitted by the Loan Agreement.




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                                   ARTICLE IV


                              DEFAULT AND REMEDIES


4.1. EVENTS OF DEFAULT.

        The following events shall constitute Events of Default hereunder:

                (a) Substantial deviation in the work of construction from the Plans without the prior written approval of Bank or the appearance of defective workmanship or materials, which said deviation or defects are not corrected within thirty (30) days after written notice thereof to Borrower.

                (b) Cessation of the work of construction prior to completion of the Vacuum Unit for a continuous period of thirty (30) days or more unless such cessation is due to causes beyond the control of Borrower;

                (c) The breach of any covenant, warranty, promise, or representation constituting an Event of Default herein contained or in any other Loan Document, and the continuance of any such breach for a period of thirty (30) days after written notice thereof to Borrower, provided, however, that if a different period or notice requirement is specified for any particular breach under any other subsection of this Agreement, the specific provision shall control.


4.2. STOPPAGE OF CONSTRUCTION BY BANK.

        Where substantial deviations from the Plans appear, or defective or unworkerlike labor or materials are being used in construction of the Vacuum Unit, based on its judgment, Bank shall have the right, after written notice to Borrower, to order stoppage of construction and demand that the deviations or defective work be corrected. After issuance of such an order in writing, no further work shall be done on said Vacuum Unit or that portion which is the subject of the stop order, without the prior written consent of Bank, unless and until said deviations or defects have been fully corrected.



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4.3. REMEDIES OF BANK CUMULATIVE.

        All remedies of the Bank provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided by law, including the Bank's lien and right of offset. The exercise of any right or remedy by Bank hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Loan Documents or invalidate any act done pursuant to any notice of default, or prejudice Bank in the exercise of any of its rights hereunder or under the Loan Documents unless, in the exercise of said rights, Bank realizes all amounts owed to it under the Loan Documents and the provisions of this Agreement.

4.4. RIGHT TO CONTEST

        Notwithstanding anything to the contrary herein contained, Borrower shall have the right to contest in good faith any claim, demand, levy or assessment the assertion of which would constitute an Event of Default hereunder. Any such contest shall be prosecuted diligently and in a manner unprejudicial to the Bank or the rights of the Bank hereunder. Upon demand by Bank, Borrower shall make suitable provision by deposit of funds or by bond satisfactory to Bank for the possibility that the contest will be unsuccessful. Such provision shall be made within fifteen (15) days after demand therefor and, if made by deposit of funds, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to Borrower or the adverse claimant. Pending the outcome of the contest, the contested claim shall not serve to constitute an Event of Default hereunder so long as the effect of such claim as a lien upon the Property, the Vacuum Unit, or any part thereof, may be or is being held in abeyance pending the outcome of such contest.



                                   ARTICLE V


                                 MISCELLANEOUS


5.1. NO WAIVER.

        No waiver of any default or breach by Borrower hereunder shall be implied from any omission by Bank or the Bank to take action on account of such default, if such default persists or is repeated; and no express waiver shall




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affect any default other than the default in the waiver, and it shall be operative only for the time and to the extent therein stated. A waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by the Bank to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

5.2. NO THIRD PARTIES BENEFITTED.

        This Agreement is made and entered into for the sole protection and benefit of the Bank, its participants and Borrower, their successors and assigns, and no other Person or Persons shall have any right of action hereon.

5.3. NOTICES.

        All notices required to be given hereunder shall be deemed served if delivered personally or by facsimile (if delivered by facsimile a copy shall immediately be mailed) or upon receipt after deposit in registered or certified first-class United States mail, postage prepaid, and addressed to the parties as follows:


                        BORROWER:               TESORO ALASKA PETROLEUM COMPANY
                                                8700 Tesoro Drive
                                                San Antonio, Texas 78217

                        BANK:                   NATIONAL BANK OF ALASKA
                                                Commercial Loans
                                                P.O. Box 100600
                                                Anchorage, Alaska 99510-0600
                                                Attn:  James L. Cloud



5.4 AUTHORITY TO FILE NOTICES.

        Borrower irrevocably appoints, designates and authorizes Bank as its agent (said agency coupled with an interest) to file for record any notices that Bank deems necessary or desirable to protect its interest hereunder, or under the Loan Documents.

5.5. ACTIONS.

        The Bank shall have the right to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the disbursement of any funds. In connection therewith, Bank may incur and pay costs and expenses, including a reasonable attorneys' fee. Borrower agrees to pay to Bank on demand all such expenses and Bank is authorized to disburse funds for said purpose.


5.6. COMMISSIONS AND BROKERAGE FEES.

        Borrower agrees to hold the Bank free and harmless from any responsibility and/or liability for the payment of any commission, charge or brokerage fees to any Person which may be payable in connection with the purchase or refinancing of the Loans, it being understood that any commission, charge or brokerage fees will be paid direct by Borrower to that party or parties entitled thereto.

5.7. SIGNS.

        Borrower agrees Bank may place a sign or signs appropriate to the construction project on the Property evidencing that the construction financing is being made by the Bank.

5.8. BANK'S COST AND EXPENSES.

        Borrower shall pay all out of pocket costs and expenses of the Bank.

5.9. SUCCESSORS AND ASSIGNS.

        The terms hereof shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that Borrower shall not assign its rights hereunder in whole or in part without the prior written consent of the Bank, and any such assignment without such consent shall be void.

5.10. TIME.

        Time is of the essence hereof.



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5.11. EXECUTION IN COUNTERPARTS

        This Agreement may be executed by the parties hereto individually or in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement.



                                   ARTICLE VI


                    ADDITIONAL REQUIREMENTS - DISBURSEMENTS

6.1. CONSTRUCTION CONTRACT.

        Borrower shall assign to the Bank the rights of Borrower under the Construction Contract.

6.2. CASUALTY: RESTORATION.

        In the event the Property or any of the improvements are damaged by flood, earthquake, fire, wind or by any other means, including acts of God or acts of the Borrower or acts of any other person, persons or thing, Borrower agrees to (i) pay off the Loan; or (ii) restore said Property and Vacuum Unit to substantially the condition in which it was before such damage or destruction. Should any of the contingencies set forth in this clause occur, Bank shall not be obligated to make any further Advances under this Agreement until after the Property and Vacuum Unit have been restored to the same condition they were in before the happening of such contingency, which restoration Borrower agrees to accomplish by the use of funds other than the hereinabove undisbursed Loan funds. If within sixty (60) days from the happening of such contingency restoration is not accomplished, or if Borrower has not within such sixty (60) day period taken such action as may be appropriate under the circumstances to commence restoration and prosecute such restoration to completion with diligence and continuity, said failure to restore or commence restoration shall constitute a default by Borrower under the terms of this Agreement.



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
                                  ARTICLE VII


                  REPRESENTATIONS AND WARRANTIES OF BORROWER:


BORROWER REPRESENTS AND WARRANTS THAT:

7.1. The Plans are satisfactory to Borrower, and, to the extent required by applicable law or any effective restrictive covenant, by all governmental authorities and to the beneficiary of any such covenant respectively;

7.2. All utility services necessary for the construction of the improvements and the operation thereof, for their intended purpose, are available at the boundaries of the Property, including but not limited to electric and telephone facilities;

7.3. Borrower has made no contract or arrangement of any kind, the performance of which by the other party thereto would give rise to a lien on the Property, except for its arrangements with Borrower's architect and the Contractor;

7.4. Borrower covenants it will receive the Advances to be made hereunder, and will hold the right to receive the same, as a trust fund for the purpose of paying the costs of construction of the Vacuum Unit; and it will apply the same to such payment.



                                  ARTICLE VIII


                        CHOICE OF LAWS, FORUM SELECTION

8.1. This Agreement and related documents are to be governed, construed and enforced in accordance with the laws of the State of Alaska. The undersigned further agree that the Superior Court of the State of Alaska in Anchorage, Alaska, shall be the exclusive forum for the adjudication of all matters (including but not



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
limited to interpretation and enforcement) pertaining to this instrument and related documents arising out of this Agreement.


        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


BORROWER:


TESORO ALASKA PETROLEUM COMPANY


By: /s/ WILLIAM T. VAN KLEEF
   ------------------------------
   William T. Van Kleef
   Vice President and Treasurer



NATIONAL BANK OF ALASKA


By: /s/ JAMES L. CLOUD
   ------------------------------
   James L. Cloud
   Vice President





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